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       As filed with the Securities and Exchange Commission on February 2, 1998

                                                      Registration No. 33-56038

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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

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                            POST-EFFECTIVE AMENDMENT NO. 5
                                          TO
                                       FORM S-1
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                                LAMONTS APPAREL, INC.
                (Exact name of Registrant as specified in its charter)

           DELAWARE                         5651               75-2076160
(State or other jurisdiction  (Primary standard industrial  (I.R.S. employer
      of incorporation          classification code number)  identification no.)
      or organization)

                            -----------------------------

                                LAMONTS APPAREL, INC.
                               12413 WILLOWS ROAD N.E.
                             KIRKLAND, WASHINGTON  98034
                                    (425) 814-5700
                 (Address, including zip code, and telephone number,
          including area code, of registrant's principal executive offices)

                                  DEBBIE BROWNFIELD
                                LAMONTS APPAREL, INC.
                               12413 WILLOWS ROAD N.E.
                             KIRKLAND, WASHINGTON  98034
                                    (206) 814-5461
                  (Name, address, including zip code, and telephone
                  number, including area code, of agent for service)

                                    -------------

                                      Copies to:

                              MICHAEL A. WORONOFF, ESQ.
                       SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                 300 S. GRAND AVENUE
                         LOS ANGELES, CALIFORNIA  90071-3144
                                    (213) 687-5000

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Deregistration

     On December 22, 1992, Lamonts Apparel, Inc. (the "Company") filed its Registration Statement on Form S-1 (Registration No. 33-56038) (the "Registration Statement") covering 9,561,011 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company and warrants (the "Warrants") to purchase an aggregate of 710,347 shares of Common Stock. Pursuant to Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 5 is being filed to remove from registration the Common Stock and Warrants that remain unsold under the Registration Statement.

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                                      SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kirkland, State of Washington, on February 2, 1998.


                                   LAMONTS APPAREL, INC.



                                   By:   /s/ Alan R. Schlesinger
                                        ---------------------------------------
                                        Name:  Alan R. Schlesinger
                                        Title: Chairman of the Board, President
                                               and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                         Title                      Date
        ---------                         -----                      ----

  /s/ Alan R. Schlesinger    Chairman of the Board,
  ---------------------        Chief Executive Officer
   Alan R. Schlesinger         and Director (Principal         February 2, 1998
                               Executive Officer)
  /s/ Loren R. Rothschild
  ---------------------      Vice Chairman of the Board
   Loren R. Rothschild         and Director                    February 2, 1998

                             Executive Vice President,
  /s/ Debbie A. Brownfield     Chief Financial Officer
  ---------------------        and Secretary (Principal        February 2, 1998
  Debbie A. Brownfield         Financial Officer and
                               Principal Accounting Officer)